EXHIBIT 10.2

To:	HSBC Invoice Finance (UK) Ltd

Farncombe Road

Worthing

West Sussex

BN11 2BW

Date December 5, 2014

Lakeland Industries Europe Limited ("the Company")

In consideration of your entering into or continuing an agreement for the purchase of debts ("the Agreement") with the Company, we Lakeland Industries Inc. (Incorporated in the United States of America registration number 47326) hereby undertake that:

1.	We shall not, without your prior consent, accept payment or repayment from the Company so as to reduce the net indebtedness of the Company to us below the sum of £400,000 (Four Hundred Thousand Pounds) Sterling and;

2.	We shall hold on trust for you any monies that we may receive from the Company contrary to this letter of undertaking.

We agree that this letter of undertaking shall remain effective until the Agreement comes to an end and the Company has discharged all its obligations to you.

Yours faithfully

For and on behalf of

Lakeland Industries, Inc.

/s/ Gary Pokrassa

Duly Authorised Director

Gary Pokrassa, CFO

Lakeland Industries, Inc. 701-7 Koehler Avenue, Ronkonkoma, New York 11779 (631) 981-9700